UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) November 30, 2005

CVF TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

00-29266	87-0429335
(Commission File Number)	(IRS Employer Identification No.)

8604 Main Street, Suite 1, Williamsville, New York	14221
(Address of Principal Executive Offices)	(Zip Code)

(716) 565-4711
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On November 30, 2005, CVF Technologies Corporation announced the sale of its subsidiary Gemprint Corporation. The sales price consists of $7.5 million in cash, at closing, plus a performance payment of $1 for each diamond registration using the Gemprint process in excess of 100,000 registrations during any year in the five year period immediately following consummation of the sale. CVF Technologies Corporation will receive approximately $3.5 million on closing from Gemprint as a repayment of debt and accrued interest owed by Gemprint. CVF Technologies Corporation will also receive 65% of all distributions that are expected to be made to Gemprint shareholders from the remaining proceeds of the transaction (after the repayment of Gemprint debt) as well as from future performance payments. The closing is scheduled subsequent to December 19, 2005 when Gemprint shareholders will vote on the sale.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

        (c) Exhibits:

                99 Press release, dated November 30, 2005, issued by CVF Technologies Corporation, announcing the sale of its subsidiary Gemprint Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2005	CVF Technologies Corporation

	By:	/s/ Jeffrey I. Dreben
Jeffrey I. Dreben
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                                                         Description

99                        Press release, dated November 30, 2005 issued by CVF Technologies
                            Corporation, announcing the sale of its subsidiary Gemprint
                            Corporation